As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-214588

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(510) 897-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. Rohrs

Chairman and Chief Executive Officer

Ichor Systems, Inc.

3185 Laurelview Ct.

Fremont, California 94538

(510) 897-5200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Tad J. Freese Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be registered(1)	Estimated maximum offering price per share(2)	Estimated maximum aggregate offering price(2)	Amount of registration fees(3)
Ordinary shares, par value $0.0001 per share	6,612,500	$14.00	$92,575,000	$10,730

(1)	Includes 862,500 ordinary shares that may be issuable upon exercise of an option to purchase additional shares granted to the underwriters.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) promulgated under the Securities Act of 1933, as amended.
(3)	This was previously paid in connection with the filing of this Registration Statement.

The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-214588) of Ichor Holdings, Ltd. is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

Item 16. Exhibits and Financial Statement Schedules

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

Certain of the agreements included as exhibits to this prospectus contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 8, 2016.

ICHOR HOLDINGS, LTD.

By: /s/ Thomas M. Rohrs
Name:	Thomas M. Rohrs
Title:	Executive Chairman and Chief Executive Officer

*    *    *    *

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas M. Rohrs Thomas M. Rohrs	Executive Chairman, Director and Chief Executive Officer (Principal Executive Officer)	December 8, 2016

* Maurice Carson	Director, President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 8, 2016

* John Chenault	Director	December 8, 2016

* Dipanjan Deb	Director	December 8, 2016

* Andrew Kowal	Director	December 8, 2016

* Iain MacKenzie	Director	December 8, 2016

/s/ Thomas M. Rohrs Thomas M. Rohrs	Authorized Representative in the United States	December 8, 2016

* The undersigned by signing his name hereto, signs and executes this Amendment No. 3 to Registration Statement pursuant to the Powers of Attorney executed by the above named signatories and previously filed with the Securities and Exchange Commission on November 14, 2016.

By:	/s/ Thomas M. Rohrs
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Articles of Association Memorandum and Articles of Association dated as of March 16, 2012.

3.2**	Form of Amended and Restated Memorandum and Articles of Association of Ichor Holdings, Ltd. to be effective prior to the completion of this offering.

4.1**	Specimen Stock Certificate.

5.1	Maples and Calder opinion.

10.1**	Credit Agreement, dated as of August 11, 2015, by and among Ichor Holdings, LLC, Precision Flow Technologies, Inc. and Ichor Systems, Inc., as borrowers, Icicle Acquisition Holding B.V. and certain of its other subsidiaries as guarantors, Bank of America, N.A. as administrative agent, L/C issuer, and swingline lender, and the lenders from time to time party thereto, or the Credit Agreement.

10.2**	First Amendment to Credit Agreement, dated as of April 12, 2016, by and among Ichor Holdings, LLC, Ichor Systems, Inc. and Precision Flow Technologies, Inc., as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders.

10.3**	Investor Rights Agreement, dated as of March 16, 2012, by and among Ichor Holdings, Ltd. and certain of its shareholders.

10.4**	Members Agreement, dated as of March 16, 2012, by and among Ichor Holdings, Ltd. and certain of its shareholders.

10.5**	Management Services Agreement, dated as of December 30, 2011, between Icicle Acquisition Holding, LLC and Francisco Partners Management, LLC.

10.6**	Amended and Restated Master Consulting Services Agreement, effective as of January 1, 2015, by and between Ichor Systems, Inc. and Francisco Partners Consulting, LLC.

10.7**	Employment Agreement, dated as of September 19, 2014, by and among Ichor Systems, Inc., Thomas Rohrs and, with respect to Sections 1.2 and 3.4 therein only, Ichor Holdings, Ltd.

10.8**	Employment Agreement, dated as of September 19, 2014, by and among Ichor Systems, Inc., Maurice Carson and, with respect to Sections 1.2 and 3.3 therein only, Ichor Systems, Ltd.

10.9**	Ichor Holdings, Ltd. 2012 Equity Incentive Plan.

10.10**	Form of Ichor Holdings, Ltd. 2012 Equity Incentive Plan Grant Agreement.

10.11**	Ichor Holdings, Ltd. 2016 Omnibus Incentive Plan.

10.12**	Form of Incentive Stock Option Agreement.

10.13**	Form of Restricted Stock Agreement.

10.14**	Form of Nonqualified Stock Option Agreement.

10.15**	Form of Director and Officer Indemnification Agreement.

10.16**	Offer Letter, dated as of January 8, 2013, by and between Ichor Systems, Inc. and Philip Barros.

10.17**	Offer Letter, dated as of September 30, 2015, by and between Ichor Systems, Inc. and Philip Barros.

Exhibit Number	Description of Exhibit

10.18	Master Consulting Services Agreement, effective as of January 1, 2016, by and between Ichor Systems, Inc. and Francisco Partners Consulting, LLC.

21.1**	List of subsidiaries.

23.1**	Consent of KPMG LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1**	Power of Attorney (previously included on the signature page of this Form S-1 filed on November 14, 2016, registration no. 333-214588).

**	Previously filed.